ROBERT M. MCSHERRY, MAI                             Administrative Services
                                                         3760 Chelsea Drive
                                               Baton Rouge, Louisiana 70809
Phone (504)924-8093



November 11, 1997


Mr. Bill Martin, III
MMR Investment Bankers
P.O. Box 781440
Wichita, Kansas 67278-1440

RE:  The Arbor House of Ruston

Dear Mr. Martin:

This letter is to acknowledge permission for Senior Retirement Communities, Inc. and MMR Investment Bankers to copy or reproduce the Summary Appraisal Report of the proposed 48 unit assisted care and 12 unit independent living facility and to be constructed on U.S. Highway 80 and located outside the corporate limits of Ruston, Lincoln Parish, Louisiana, dated October 15, 1997, for use with investors and in the Registration Statement on form
SB-2 pursuant to Regulation SB.

Please note that this appraisal contains a number of conditions upon which the value is based and these conditions must be made a part of any correspondence affecting the subject property.

Respectfully

/S/ROBERT M MCSHERRY

Robert M. McSherry, MAI
RMM:je